Exhibit 99.2

For Immediate Release

87.5% of BPW Public Warrants Tendered by Original Exchange Offer Deadline; The Talbots, Inc. Announces One-Day Extension of its Exchange Offer for Outstanding BPW Warrants

New York, NY – March 29, 2010 – BPW Acquisition Corp. (AMEX: BPW), today commented on the announcement by The Talbots, Inc. regarding a one-day extension of its pending exchange offer for currently outstanding warrants to purchase shares of BPW common stock (“BPW Warrants”). BPW believes the extension will be beneficial in order to ensure that all holders of BPW Warrants are afforded the opportunity to fully consider the exchange offer in light of the late afternoon announcement on Friday, March 26, 2010, of the Delaware Court of Chancery’s denial of plaintiffs’ motion for a temporary restraining order in the action captioned Pentwater Growth Fund, Ltd., et al. v. BPW Acquisition Corp., et al., C.A. No. 5367-VCS. Based on the Talbots statement, BPW understands that as of the original expiration date of Friday, March 26, 2010, approximately 87.5 percent of all outstanding BPW Warrants issued in BPW’s initial public offering had been tendered into the exchange offer.

As indicated previously, BPW strongly believes the arguments that were advanced by the plaintiffs in the Pentwater case were meritless and that the Delaware Court ruling is consistent with this belief, and BPW will not consider supporting any special accommodation or privilege for any holder of BPW Warrants seeking to receive more favorable treatment than all other warrantholders.

About BPW Acquisition Corp.

BPW Acquisition Corp. is a special purpose acquisition company formed in 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Forward-looking information

The foregoing contains forward-looking information. This forward-looking information may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms. Among other forward-looking information, the statements above relating to the outcome of litigation constitute forward-looking statements. All of our forward-looking statements are as of the date of this release only, and except as may be required by law or SEC rule or requirement, BPW does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof. Any public statements or disclosures by BPW following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote, consent or approval. Talbots has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Proxy Statement/Information Statement regarding the proposed merger transaction between Talbots and BPW. The final Prospectus/Proxy Statement/Information Statement regarding the proposed merger transaction has been mailed to stockholders of Talbots and BPW. Talbots has also filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Offer to Exchange and other documents, as required, in connection with the warrant exchange offer. The Prospectus/Offer to Exchange and related offer documents have been mailed to warrantholders of BPW. Investors and security holders are urged to read the Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, any amendments or supplements thereto and any other relevant documents filed with the SEC when available carefully because they contain important information. In addition, BPW has filed a preliminary proxy statement on Schedule 14A with the SEC on March 16, 2010 in connection with the solicitation of consents in respect of outstanding BPW warrants (the “Preliminary Proxy Statement”). BPW expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of consents in respect of outstanding BPW warrants and may file other solicitation material in connection therewith (the “Definitive Proxy Statement”). Investors and security holders are urged to read the Preliminary Proxy Statement and the Definitive Proxy Statement and other relevant documents filed with the SEC when available carefully because they will contain important information. Investors and security holders will be able to obtain free copies of the Preliminary Proxy Statement, Registration Statements, the final Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, any amendments or supplements thereto and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements, the final Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange, and any amendments or supplements thereto when they become available from Talbots by requesting them in writing at Investor Relations Department, One Talbots Drive, Hingham, MA 02043, or by telephone at (781) 741-4500. The documents filed by BPW, including the Preliminary Proxy Statement and any amendments or supplements thereto, may also be obtained by requesting them in writing to Doug McGovern at BPW Acquisition Corp., 767 Fifth Avenue, 5th Floor, NY, NY 10153, or by telephone at (212) 287-3200.

BPW and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the proposed transactions. You can find information regarding BPW’s directors and executive officers in BPW’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, which was filed with the SEC on March 16, 2010. This document can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such participants by reading the final Prospectus/Proxy Statement/Information Statement, the Prospectus/Offer to Exchange and the Preliminary Proxy Statement, in each case as amended or supplemented.

Contacts

For BPW Acquisition Corp:
Sard Verbinnen & Co
Robin Weinberg/Nathaniel Garnick, 212-687-8080